Exhibit 10.1.1

Lino Lakes Sale Contract

Final July 20, 2015

CONTRACT

AGREEMENT made as of the 20th day of July, 2015 (this “Contract”) between Lino Lakes Realty, LLC, a Delaware limited liability company, having an office c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 ("Seller") and Biynah Industrial Partners, LLC, a Minnesota limited liability company, having an office at 222 S. 9th Street, Suite 2870, Minneapolis, Minnesota 55402 (“Buyer").

W I T N E S S E T H:

1.	Sale, Definitions.

1.1     (a)     Seller agrees to sell, assign, convey and transfer to Buyer and Buyer agrees to purchase from Seller the Premises (as defined in 1.3) located at 435 Park Court, Lino Lakes (Anoka County), Minnesota 55014, for the price and on the terms hereafter stated.

  (b)     The Purchase Price for the Premises is SIXTEEN MILLION FIFTY THOUSAND DOLLARS ($16,050,000), to be paid as follows:

(i)     ONE HUNDRED THOUSAND DOLLARS ($100,000) at the execution of this Contract, in escrow to Escrowee, to be disbursed as provided in this Contract.

(ii)     ONE HUNDRED THOUSAND DOLLARS ($100,000) upon delivery of Buyer's notice that it has decided to proceed with the purchase of the Premises as provided in 2.1(b), in escrow to Escrowee, to be disbursed as provided in this Contract.

(iii)     The balance of the Purchase Price, after application of the Deposit (as defined in 1.3) and adjustments under 8, at Closing in cash.

1.2     All Closing cash payments shall be made by Buyer by wire transfer in Federal funds to the Escrowee's account and by Escrowee to Seller's account at a bank designated by Seller or as Seller shall otherwise direct.

1.3     For the purposes of this Contract, unless the context shall otherwise indicate, the terms set forth below shall be defined as follows:

The word "Buyer" shall include an assignee, approved by Seller or authorized by the terms of 11, all in accordance with and subject to 11.

The word "Closing" shall mean the consummation of the transactions referred to in this Contract which shall occur upon the delivery of the deed described in 7.3(a), the delivery of the other documents described in 7 and the payment of the Purchase Price as provided in 1.1(b) and shall occur on August 28, 2015 (the "Closing Date"). Time shall be of the essence with respect to the obligation of Buyer to purchase the Premises at Closing.

The words “Decision Date" shall mean August 7, 2015.

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Final July 20, 2015

The term "Deposit" shall mean the sum of (i) the payment of $100,000 as provided in 1.1(b)(i), (ii) if applicable, the payment of $100,000 as provided in 1.1(b)(ii), and (iii) any income or interest earned on those sums as provided in 10.2.

The words "Effective Date" shall mean the date on which both parties shall have signed this Contract and shall be confirmed by notice from the later of the parties to sign.

The word "Escrowee" shall mean the Title Company, acting as escrowee under this Contract.

The word “Exceptions” is defined in 2.4(a).

The words "Good Title" shall mean good and marketable title in fee simple, free and clear of all liens, encumbrances, agreements, restrictions and burdens, except for Permitted Encumbrances.

The words "Governmental Authority" shall mean the municipal, district, state and Federal governments, and agencies, authorities, courts and officers of any of them having jurisdiction of the Premises.

The word "Improvements" shall mean the buildings, structures and other facilities on the Land as described on Schedule 1, together with the fixtures owned by Seller and installed and used in connection with the operation of the buildings and structures on the Land.

Phrases referring to "the knowledge of Seller" or words to similar effect shall only refer to the actual knowledge of Martin J. Cawley and the actual knowledge of any other person or any knowledge which would be imputed to any of those persons or to Seller as a matter of law shall not be deemed to be covered by those phrases.

The words "Leases" shall mean the tenant leases at the Premises any contracts or licenses for occupancy or rights to possess any part of the Premises, which have been executed by, or assumed by, Seller.

The words "Legal Requirements" shall mean all laws, statutes, codes, ordinances, acts, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities in force on the date of this Contract.

The words "Permitted Encumbrances" shall mean the matters, exceptions and state of facts affecting title to the Premises determined as provided in 2.4.

The word "Premises" shall mean the parcel of land described in Schedule 1 (the "Land") and the Improvements located thereon.

The words “Purchase Price” shall mean the sum referred to in 1.1(b).

The words “Related Persons” are defined in 2.2(b)(i).

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Final July 20, 2015

The phrase "Seller has not received any notice" shall mean that neither Seller nor its managing agent, Sentinel Real Estate Corporation ("SREC"), has received originals or copies of written notices of the subject matter referred to in the representation.

The words “Service Contract” shall mean any management, rental (other than tenant Leases), telecommunications, cable, brokerage or other service or supply contract or agreement.

The word “Survey” is defined in 2.4(a).

The words "Termination Option" shall mean an option by a party to terminate this Contract, to be exercised by written notice to the other party on the conditions set forth with respect to the specific Termination Option, pursuant to which this Contract shall terminate and neither party shall have any obligations of any nature to the other hereunder or by reason hereof, except that the provisions of 2.2, 9, 10, 13, 17 and 21 shall survive that termination and Escrowee shall return the Deposit to Buyer (less the sum of $100 which shall be delivered by Escrowee to Seller as consideration to Seller for entering into this Contract and the Termination Options provided herein) except for an exercise of the Termination Option provided in 21.2 by Seller, in which case the Deposit shall be paid over as provided in 21.2. Time shall be of the essence in the exercise or deemed exercise of any Termination Option granted in 2.1 or 2.4.

The words “Title Commitment” are defined in 2.4(a).

The words "Title Company" shall mean First American Title Insurance Company, 1900 McGladrey Plaza, 801 Nicollet Mall, Minneapolis, MN 55402, Attn: Kristi Broderick.

The words “Title Evidence” are defined in 2.4(a).

2.	Buyer's Due Diligence, Acceptance, Covenants, Acknowledgments.

2.1     (a)     Seller agrees to allow Buyer access during regular business hours to the books and records for the Premises and to the Premises to inspect the Premises, including but not limited to engineering inspections, to conduct its environmental review of the Premises, including but not limited to testing of soil conditions and emissions and for the presence or absence of hazardous materials in the Improvements or otherwise on or about the Premises, to inspect the books and records of the Premises and the public records in respect of the Premises to determine the physical condition, the financial condition and the legal compliance of the Premises, and to review any other matter related to the Premises. Seller has delivered to Buyer (or shall deliver not later than the third day after the Effective Date) the documents described in Schedule 2.1(a).

(b)     If Buyer decides to proceed with the purchase of the Premises, then Buyer shall so notify Seller and Escrowee unconditionally on or before the Decision Date and Buyer shall then be deemed to have accepted the physical condition, the legal compliance and financial condition of the Premises, subject to the express terms of this Contract. If Buyer decides that it will not proceed with the purchase of the Premises, Buyer shall on or before the Decision Date exercise a Termination Option. If Buyer fails to notify Seller and Escrowee of its decision on or before the Decision Date or if Buyer’s notice shall not be unconditional, Buyer shall be deemed to have notified Seller and Escrowee on the Decision Date that Buyer is exercising that Termination Option.

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Final July 20, 2015

(c)     If Buyer notifies Seller that it has decided to proceed with the purchase of the Premises in accordance with 2.1(b), Buyer shall have no Termination Option, except as provided in 2.4(b), 4, 5 or 21.1 of this Contract.

2.2     Buyer agrees as follows:

(a)     Buyer shall pay all costs of its inspection and testing. If Buyer shall intend to carry out any test, inspection or investigation involving the physical disturbance of any portion of the Premises whereby a tenant would be inconvenienced, Buyer shall give Seller at least two (2) business days prior notice of such intention and the conducting of such test, inspection and investigation shall be subject to Seller’s reasonable regulations; provided however, that in no event shall Buyer be permitted to perform soil borings or other invasive tests on the Premises without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall repair any damage to the Premises caused by Buyer's entry onto the Premises for purposes of the inspections described in 2.1. Buyer shall indemnify, defend and hold Seller harmless from and against all obligations to and liens of any contractor, agent, representative or other person employed by Buyer and any and all damages, expenses, claims or liabilities (including reasonable attorneys’ fees and disbursements) for personal injury or property damage caused by any such entry onto the Premises by Buyer, its representatives and agents, including, but not limited to, any claims raised by any tenant at the Premises relating to the disruption of such tenant’s right to quiet enjoyment of its premises. Buyer represents and warrants that it, or an affiliate of Buyer, carries not less than $2,000,000 general liability insurance with a contractual liability certificate which insures its indemnity obligations under this Contract, which names Seller and Seller’s property manager, Sentinel Real Estate Corporation, as additional insureds thereunder. Buyer shall deliver a certificate evidencing such insurance coverage to Seller prior to any access by Buyer to the Premises. The provisions of this 2.2(a) shall survive the Closing or termination pursuant to a Termination Option, and shall not be subject to the limitation contained in 21.2.

(b)     (i)     Buyer shall not disclose, and shall not authorize any Related Person (as defined below) to disclose, to any person (other than the persons described below or as required by applicable Legal Requirement) any information relating to the Premises received directly or indirectly from Seller or through Buyer's inspection and testing processes, unless and until the contemplated transaction shall close. Buyer may make a disclosure of appropriate information to any attorney, engineering consultant, accountant, or employee of Buyer and to any person that is or may be providing equity or debt (either secured or unsecured) financing to Buyer (such persons being called "Related Persons"), provided Buyer has advised the Related Persons of the confidential nature of the information and the existence of this agreement against disclosure, and, if the Related Person is not regularly employed or retained by Buyer, such advice shall be in writing and shall also state that the Related Person is not authorized to disclose any of such information, except as provided above.

(ii)     Buyer hereby agrees that if the transactions contemplated herein do not occur for any reason whatsoever (including, but not limited to, the exercise of a Termination Option by either party or a default by either party), upon written request of Seller, Buyer shall return to Seller all documents, surveys and other written information of whatever kind or nature in the possession of Buyer which have been provided by Seller in connection with the contemplated transactions.

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Final July 20, 2015

(iii)     Buyer's obligations pursuant to 2.2(b)(i) and 2.2(b)(ii) shall survive the Closing or termination of this Contract pursuant to a Termination Option.

2.3     Buyer acknowledges that:

(a)     Seller will deliver, or cause to be delivered, to Buyer and will make available to Buyer reports, documents, books, records and other written and graphic material pursuant to 2 and the other terms of this Contract that may have been prepared by persons other than Seller or have been prepared by or on behalf of Seller in reliance on information provided by persons other than Seller, as to which, except as expressly set forth in this Contract, Seller makes no representation or warranty whatsoever, express or implied, with respect to the content, completeness or accuracy of any such materials or with respect to any of the matters disclosed thereby and that, except as expressly set forth in this Contract, Buyer releases Seller from all claims and liabilities in connection with information that is contained in, or that might have been contained in, such materials.

(b)     If Buyer notifies Seller that it has decided to proceed with the purchase of the Premises as provided in 2.1(b), except as expressly set forth in this Contract, it shall be deemed to have inspected, or caused to be inspected, the Premises and independently investigated, analyzed and appraised the value and the profitability thereof and to be fully familiar and satisfied with the condition and repair of the Premises, the value, income, expenses and operation thereof, applicable land use Legal Requirements, compliance with Legal Requirements and the uses which may be made of the Premises, and any other matter with respect thereto;

(c)     (i)     Without limiting the generality of 2.3(a) and 2.3(b) Buyer also acknowledges that certain materials and substances that were in common use without regulation at and since the original construction of the Improvements are now deemed to be hazardous materials or hazardous substances under applicable Legal Requirements or the use, or the method of use, of such items may now be prohibited or regulated, that some of those materials and substances may have been used in the original construction of the Improvements or the subsequent maintenance of the Premises, that prior owners of the Premises or adjacent property may have stored, released, transported or otherwise disposed of material on such properties deemed to be hazardous substances under applicable Legal Requirements, that certain natural conditions, such as radon and biological contaminants (such as mold, mildew, or fungi, including any substance produced by, emanating from, or arising out of any such biological contaminants), that may be health hazards may be present and may be further aggravated by the construction and repair of the Improvements, and that, notwithstanding Seller making available any environmental studies, reports and investigations but except as expressly set forth in this Contract, Buyer will be solely responsible for all investigation or inquiry into such items and, if Buyer shall buy the Premises, Seller shall not be responsible to Buyer for any costs of removal and remediation (including consequential damages) of such items, including without limitation radon, biological contaminants, asbestos-containing materials, lead-based paint and any other materials described in said environmental studies, reports and investigations.

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Final July 20, 2015

  (ii)     Without limiting the generality of, and subject to the provisions of, 2.3(a) and 2.3(b), Buyer further acknowledges that Seller does not intend to provide to Buyer any information with respect to the physical condition of the Premises other than the documents relating to such which are listed on Schedule 2.1(a) to the Contract furnished (or made available) to Buyer with respect to the Premises and any environmental studies, reports and investigations referred to in 2.3(c)(i) which may be furnished to Buyer (as such are listed on Schedule 2.1(a) to the Contract).

(d)     Except as expressly set forth in this Contract, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guarantees, promises, statements, inducements, representations or information pertaining to the Premises, or any part thereof, the physical condition, legal compliance, income, expenses or operation thereof, the uses which can be made of the Premises or any other matter or thing with respect thereto, and that without limiting the foregoing, except as expressly set forth in this Contract, Seller is not liable for or bound by (and Buyer has not relied upon) any verbal or written statements, representations, real estate brokers' "set ups" or any other information respecting the Premises furnished by Seller or any broker, employee, agent, consultant or other person representing or purportedly representing Seller.

(e)     Except as expressly provided herein, no responsibility has been assumed by Seller as to the condition or repair of the Premises or the value thereof or as to any other fact which has or might affect the Premises or the condition, repair, value, expense of operation or income potentials thereof.

(f)     BUYER, BY RECORDATION OF THE DEED, SHALL ACCEPT THE PREMISES "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE CLOSING DATE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER EXCEPT AS SET FORTH IN THIS CONTRACT, INCLUDING, WITHOUT ANY LIMITATION AS TO ITS CONDITION, FITNESS FOR ANY PURPOSE OR MERCHANTABILITY OR COMPLIANCE WITH LEGAL REQUIREMENTS, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THIS CONTRACT.

2.4     (a)     Within three (3) days after the Effective Date, Seller shall deliver to Buyer a copy of the latest existing survey of the Premises prepared by Rehbein Companies certified on September 26, 2005 by Richard C. Person, MN RLS No. 23300 (the “Survey”). Immediately after the Effective Date, Buyer, at Seller's cost and expense, shall obtain a title insurance commitment issued by the Title Company (the "Title Commitment"), setting forth the status of the title to the Premises, with copies of all documents and other items referred to in the Title Commitment as exceptions (the Survey and the Title Commitment being referred to the "Title Evidence"). Copies of the Title Commitment and the Title Evidence shall be simultaneously delivered to Seller and Buyer. Buyer shall notify Seller within ten (10) business days after receipt of the Title Evidence of its objection to any of the exceptions, defects or objections set forth in the Title Commitment or to any matter disclosed by the state of facts shown on the Survey (such objections being referred to as the "Exceptions"). If Buyer's notice shall not include exceptions, defects or objections listed in the Title Commitment or any matter disclosed by the state of facts shown on the Survey, Buyer shall be deemed to have waived its right to object to such exceptions, defects, objections, or matters and they shall be deemed to be "Permitted Encumbrances". Seller shall satisfy, and pay all costs in connection with the satisfaction of, any lien securing the payment of a liquidated sum (other than any matter to be prorated as provided in 8). Seller shall notify Buyer within seven (7) days after receipt of Buyer's notice whether it will be able to cure or remove any other Exceptions. If Seller shall notify Buyer that it is not able to cure or remove any such Exception, then Buyer shall, at its option, exercise a Termination Option on account of that matter within five (5) days after receipt of Seller's notice or Buyer shall be deemed to have waived its objection to any such Exception, it shall be deemed to be a Permitted Encumbrance and this Contract shall continue in full force and effect in accordance with its terms.

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(b)     If any new or updated survey of the Premises which may be obtained by Buyer at its sole cost and expense shall disclose any survey matter not shown on the Survey, or if any title continuation after the search date of the Title Commitment shall disclose any exception, defect or objection not shown on the Title Commitment, Buyer shall have the same rights to object to that matter, exception, defect or objection as set forth in 2.4(a), to be exercised within a reasonable period of time, considering the pendency of the Closing, but in no event more than three (3) business days after receipt of such updated survey or title continuation.

2.5     On or prior to the Decision Date, Seller shall deliver to Buyer a subordination, non-disturbance and attornment agreement (a “SNDA”) pursuant to which each tenant under the Leases shall agree to subordinate its interest under the its Lease to the lien of the mortgage to be given to Buyer’s lender, in substantially the form of Schedule 2.5 attached hereto and incorporated herein by reference, with such changes as are reasonably approved by Buyer.

2.6     On or prior to the Decision Date, Seller shall deliver to Buyer an estoppel certificate (an "Estoppel") from each tenant under the Leases in substantially the form of Schedule 2.6 attached hereto and incorporated herein by reference, with such changes as are reasonably approved by Buyer. Buyer may reasonably disapprove of any Estoppel in any of the following circumstances:

(i)	Any Estoppel evidences material defects that Seller is not obligated and is unwilling to cure;
(ii)	Any Estoppel identifies material defaults by the Seller, as landlord; or
(iii)	Any Estoppel is materially inconsistent with the Lease (other than with respect to defects or defaults which the Seller is obligated or willing to cure).

3.	Representations and Covenants.

3.1     Seller represents to Buyer:

(a)     Seller (i) is a duly organized and validly existing limited liability company in good standing in its state of organization and in the State of Minnesota; (ii) is duly bound by the actions and execution hereof by the officer of its manager who executed this Contract; and (iii) has the authority and power to enter into this Contract and to consummate the transaction provided for herein.

(b)     The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Contract do not violate any of the terms, conditions or provisions of (i) its operating agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (iii) any agreement or contract listed on any Schedule to this Contract or any other agreement or contract to which Seller is a party or to which it or the Premises are subject, nor shall such execution, delivery, performance or compliance constitute a material default thereunder or give to others any rights of termination or cancellation in or with respect to the Premises. No consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Contract or the performance by Seller of obligations to be performed by Seller under this Contract.

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(c)     Seller has not received any notice of any actions, suits, proceedings or claims (including without limitation any in respect of environmental protection Legal Requirements) pending or expressly threatened in writing against or affecting Seller (in respect of the Premises) or the Premises, at law or equity or before or by any Governmental Authority, except as shown on Schedule 3.1(c).

(d)     (i)     All Leases set forth on Schedule 3.1(d) are all the Leases in existence as of the Effective Date. To Seller's knowledge, there are no defaults under any Lease by Seller as landlord.

  (ii)     No tenant has been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth in the Lease.

  (iii)     Seller has paid all costs required to be paid by the landlord to the tenant listed in Schedule 3.1(d) in connection with the leasing and preparation of space and has paid all obligations for brokerage commissions and finders' fees incurred in entering into that Lease.

  (iv)     The lease to the tenant listed on Schedule 3.1(d) is in force; to the knowledge of Seller, any claims of default by the tenant are contained in the tenant’s lease file; and, to the knowledge of Seller, the tenant is not in default under its lease, except as set forth on Schedule 3.1(d).

(e)     The operating statement attached as Schedule 3.1(e) was prepared on a cash basis (except for taxes, special assessments and insurance premiums) and is true and correct in all material respects.

(f)     Seller has not received any notice from a Governmental Authority of any violation of a Legal Requirement with respect to the Premises that has not been cured.

(g)     Schedule 3.1(g) identifies the Service Contracts in effect at the Premises.

(h)     Seller will pay all expenses incurred in the operation of the Premises prior to Closing (except for any such expenses prorated pursuant to 8).

(i)     Seller has no actual knowledge of any underground storage tanks, wells or individual sewage treatment systems located on the Premises.

(j)     Neither Seller nor any of its agents or affiliates has any ongoing appeals in respect to the real estate tax or assessment payable in respect to the Premises and has made no commitments or agreements with any taxing authorities in respect thereto relating to assessments or taxes payable for any year subsequent to the current taxes.

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(k)     Seller has not: (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or compensation to its creditors generally; and no attachments, assignments for the benefit of creditors, or insolvency, bankruptcy, reorganization, execution or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller or the Premises, nor are any such proceedings contemplated by Seller.

(l)     There are no other agreements to lease, sell, option, mortgage or otherwise encumber or dispose of its interest in the Premises or any part thereof, except for this Contract, the Leases, any subleases and as may be disclosed by the title commitment obtained pursuant to 2.4(a).

(m)     There are no material service, supply, maintenance, leasing or management agreements affecting the Premises or any part thereof, except the Service Contracts.

(n)     The copies of documents comprising the Leases, Service Contracts and materials to be delivered (or made available) to Buyer pursuant to this Contract are accurate copies of all material documents comprising the Leases, Contracts, and such materials.

(o)     Seller has not received notice of any proposed increase in real estate tax assessments of all or any portion of the Premises or notice of any assessments for municipal improvements, or the notice from the county assessor’s office for assessment valuations for January 1, 2015. Seller shall give Buyer prompt written notice of Seller’s receipt and shall provide a copy of such notice to Buyer. Seller shall give Buyer prompt written notice of Seller’s receipt, whether prior to, on or after the Date of Closing, of any proposed increase in real estate tax assessment of all or any portion of the Premises or of any assessments for improvements.

(p)     Solely for the purpose of satisfying Minnesota Statute 152.0275, Seller represents that to the knowledge of Seller there has been no methamphetamine produced on the Premises.

3.2     Buyer represents to Seller that Buyer (i) is a duly organized and validly existing limited liability company; (ii) is duly bound by the actions and execution hereof by the officer who executed this Contract; and (iii) has the authority and power to enter into this Contract and to consummate the transaction provided for herein.

3.3     Between the Effective Date and the date of Closing, Seller agrees as follows:

(a)     Seller shall not voluntarily create any liens, encumbrances, defects in title, restrictions or easements (other than Permitted Encumbrances) affecting the Premises.

(b)     Seller shall operate the Premises in substantially the same manner as operated prior to the date of this Contract and will not execute any agreement that is not cancelable on thirty days notice without penalty or premium.

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4.	Title, Title Insurance and Closing Conditions.

4.1     If at Closing Seller is unable to convey to Buyer Good Title to the Premises subject to and in accordance with the provisions of this Contract or is unable to satisfy any other condition to Buyer's obligations under this Contract, then Buyer may either: (i) exercise a Termination Option, or (ii) elect, as permitted by 4.2, to take such title as Seller is able to convey pursuant to 4.2. Seller shall be entitled to a reasonable adjournment (not to exceed in the aggregate thirty (30) days after the scheduled last day for Closing) to remove any defects in, or objections to, Good Title or to fulfill any condition to the performance of this Contract. Seller shall perform any action required by 2.4 or covered by Seller's notice referred to in 2.4; but Seller shall not be required to take or bring any action or proceeding or any other steps to remove any other defects in, or other objections to, title or to fulfill any other condition to the performance of this Contract or to expend any moneys therefor, and, if Seller elects not to take any such steps, Buyer shall not have any right of action against Seller, in law or in equity, for damages or specific performance.

4.2     Buyer at any time may accept such title as Seller can convey without reduction of the Purchase Price or any credit or allowance on account thereof or other claim against Seller. The recordation of the deed to Buyer shall be deemed to be full performance and discharge of every agreement and obligation in 2.4 and 4.1 and every condition precedent to Buyer's obligations in 6.1.

4.3     If the Premises shall at the time of Closing be subject to any liens, encumbrances or other title exceptions that Buyer has objected to as provided in 2.4, those matters shall be deemed a Permitted Encumbrance if the title insurer will issue or bind itself to issue a policy which will insure Buyer against collection thereof from or enforcement thereof against the Premises.

5.	Casualty and Condemnation.

5.1     The risk of any loss by fire or other casualty or by the taking of the Premises or any part thereof by eminent domain shall be assumed solely by Seller until Closing, provided, however, that in the event of a casualty or a taking causing a loss in an amount equal to or less than ten percent (10%) of the Purchase Price, this Contract shall remain in force without reduction of the Purchase Price and the sum of the insurance proceeds collected and the deductible under Seller's insurance policy less any sums applied to restoration of the Premises or the condemnation award allowed shall be paid over to Buyer (or, if that amount has not been collected by Seller before Closing, it shall be assigned to Buyer).

5.2     If fire or other casualty shall cause a loss in an amount more than ten percent (10%) of the Purchase Price and the damage shall not be substantially restored or repaired by Closing, or if a taking shall cause a loss in an amount more than ten percent (10%) of the Purchase Price, then Buyer may exercise a Termination Option within ten (l0) days after Seller shall give Buyer notice of the particular events. If Buyer does not timely exercise this Termination Option, the parties will proceed as provided in 5.1 with respect to a casualty or a taking causing a loss in an amount equal to or less than ten percent (10%) of the Purchase Price.

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5.3     If any event described in 5 shall occur, the provisions of 5 shall control, and the Uniform Vendor and Purchaser Risk Act, or any successor statute thereto, or similar laws shall not be applicable.

6.	Conditions Precedent.

6.1     As conditions precedent to Buyer's obligation to purchase the Premises and to perform its other obligations under this Contract:

(a)     No event described in 2.4, 4 or 5 for which Buyer has a Termination Option shall have occurred.

(b)     Seller shall have complied with its obligations under this Contract and delivered all of the documents required by this Contract.

(c)     The representations made by Seller in this Contract shall be true and correct in all material respects, except for representations referring to Seller’s knowledge when Seller’s knowledge of a state of facts differing from the representation first occurs because Buyer has informed Seller of such fact or facts before the Decision Date.

6.2     As conditions precedent to Seller's obligation to transfer the Premises:

(a)     No event for which Seller has a Termination Option shall have occurred.

(b)     Buyer shall have made the payments provided in this Contract and executed the documents referred to in this Contract.

7.	Escrow and Closing.

7.1     Seller and Buyer agree to use commercially reasonable efforts to perform with reasonable dispatch the acts to be done by each of them to satisfy the conditions precedent to the Closing.

7.2           (a)     Concurrently with the execution of this Contract and the deposit of the sum set forth in 1.1(b)(i), each party shall execute such separate escrow instructions with Escrowee as may be required by Escrowee for the administration of the Deposit (as provided in 10) and as are consistent with the terms of this Contract.

(b)     On or before the business day before the date of Closing, Seller and Buyer shall complete, execute and deposit into escrow the amounts, instruments and documents described in 1.1(b), 7.3 and 7.4, execute their respective Closing escrow instructions to Escrowee and advise Escrowee of the prorations and credits for all items referred to in 1.1(b) and 8, except Escrowee shall prorate real estate taxes and allocate the costs of the title insurance premiums and other closing costs as provided in this Contract.

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(c)     Buyer shall deposit immediately available funds required to complete the Closing in form ready for wiring by Escrowee by the opening of business on the date of Closing. Escrowee shall complete Closing by recording and delivering the deposited documents and distributing the funds in accordance with the escrow instructions.

7.3     Seller shall deliver the following:

(a)     A limited warranty deed, substantially in the form of Schedule 7.3(a), conveying Good Title to the Premises to Buyer subject to Permitted Encumbrances and other matters of record, executed in form for recording.

(b)     An assignment, substantially in the form of Schedule 7.3(b), of Seller's rights under (x) the Leases and Service Contracts to be assigned pursuant to this Contract (y) to the extent assignable, the governmental permits, licenses and certificates relating to the Premises, the warranties and guarantees of contractors and manufacturers, and all marketing, advertising, promotional material and photographs therefor; and at the Premises the documents in Seller's possession relating to each of the foregoing.

(c)     A rent roll for the Premises (the "Rent Roll"), in the same form as Schedule 3.1(d), dated no earlier than three (3) days before Closing, and the lease records.

(d)     An affidavit containing the information required by Section 1445 of the Internal Revenue Code to establish that Seller is not a foreign person for purposes of that Section.

(e)     A notice to the tenant of the change in ownership and the transfer of security deposits (if any).

(f)     An affidavit in respect of mechanics liens and parties in possession in reasonable and customary form sufficient to remove (or to limit to the rights of tenants) the standard title insurance exceptions for such matters.

(g)     Any other documents expressly required by the terms of this Contract.

7.4     Buyer shall execute and deliver the following:

(a)     An assumption of Seller's obligations under the Leases and Service Contracts transferred to Buyer as provided in 7.3(b).

(b)     Any other documents expressly required by the terms of this Contract.

7.5     Each party shall deliver to the other party and to Escrowee such duly executed and acknowledged or verified certificates, affidavits and other documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by appropriate trust, corporate, partnership or other proceedings and as to the authority of the officer, partner or other representatives acting for it, as counsel for the other party or the Title Company may reasonably request.

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7.6     Escrowee shall serve as the "real estate reporting person" (as such term is defined in Section 6045(e) of the Internal Revenue Code of 1986, as amended) and shall file the requisite Form 1099-S with the Internal Revenue Service in accordance with said Section 6045(e) and the regulations issued thereunder. This Contract shall constitute the designation agreement described in those regulations, the name and address of Seller as transferor and Buyer as transferee in the transaction contemplated hereby appear in 12 (as amended by any notice given under 12 and, in case of any permissible assignment by Buyer, by the notice of such assignment) and Seller, Buyer and Escrowee agree to retain a copy of this Contract for a period of four (4) years following the end of the calendar year in which the Closing occurs. The provisions of this paragraph shall survive the Closing.

7.7     At any time and from time to time after the Closing, Buyer and Seller agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such additional instruments or documents and to take or cause to be taken such further action as the other party may reasonably request to evidence and effectuate the transactions contemplated under this Contract.

8.	Adjustments.

8.1     The following shall be apportioned based upon the number of calendar days in the measuring period as of the day prior to Closing:

(a)     Rents and additional rents, when, as and if collected.

(i)     The first rents collected after closing from the tenant shall be successively applied to the payment of: (1) rents due and payable in the month in which the Closing occurs and then (2) rents due and payable at the time of receipt in the inverse order of accrual. Each type of rent and additional rent payable by the tenant shall be separately prorated based upon the applicable fiscal or calendar year set forth in the tenant's lease for the payment of additional rent. Each party shall promptly account to the other party for any rents received after Closing to which the other party would be entitled under this 8.1(a). To illustrate the foregoing:

Assume the Closing occurs September 10; the tenant has not paid its base rent for the months of August and September at Closing; the base rent is due on the first day of each month; and after the Closing, the tenant pays more than one month's rent and less than two months’ rent (and the parties decide to accept the partial payment):

(y) if the tenant pays on September 20, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share of the September rent to it, retain Buyer's share of the September rent and remit the balance to Seller on account of the August rent; or

(z) if the tenant pays on October 5, Buyer shall prorate the base rent for the month of September between Seller and Buyer, remit Seller's share to Seller and retain the balance of the payment first for Buyer's share of the September rent and the balance on account of the October rent.

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(ii)     Subject to the proration of payments of additional rent required above, until the parties finally prorate all rent and additional rent, as hereinafter provided, (a) Seller shall initially retain all monthly or other payments of additional rent made by the tenant before the Closing Date (except payments made more than one month in advance), and (b) Buyer shall initially retain all monthly or other payments of additional rent made by the tenant following the Closing Date (except payments delinquent at the time of Closing). As soon as reasonably practicable following the end of the applicable fiscal year set forth in the tenant’s lease for the calculation and payment of additional rent (the "Applicable Fiscal Year"), Seller and Buyer shall reprorate the total additional rent due from or to the tenant.

(iii)     As soon as reasonably practicable after the end of the Applicable Fiscal Year (a) Buyer shall furnish to Seller a statement, certified to be true and correct by Buyer, setting forth the operating expenses incurred by Buyer during the period beginning on the Closing Date and ending on the last day of the Applicable Fiscal Year and all reimbursements received during such period by Buyer, as landlord under the lease, for the tenant’s share of operating expenses for such Applicable Fiscal Year, and (b) Seller shall furnish to Buyer a statement, certified to be true and correct by Seller, setting forth the operating expenses incurred by Seller during the period beginning on the first day of the Applicable Fiscal Year and ending on the Closing Date and all reimbursements received during such period by Seller, as landlord under the lease, for the tenant’s share of operating expenses for such Applicable Fiscal Year. Buyer and Seller shall cooperate in good faith to exchange such information as shall be required to prepare the appropriate reconciliation of the tenant’s additional rent payments in a timely fashion.

(iv)     Following the completion of the necessary exchange of information and resulting calculations, Buyer and Seller shall re-prorate the tenant’s additional rent as set forth below. If the sum of all interim payments on account of additional rent collected and retained by Seller from the tenant for the tenant's Applicable Fiscal Year (reduced by the prorated portion of the interim payment on account of additional rent paid for the month or quarter in which the date when the prorated portion of such payment occurs for which Buyer is given credit as set forth above) exceeds the amount of additional rent to which Seller is entitled with respect to the tenant as set forth above, Seller shall pay such excess to Buyer. If the sum of all interim payments on account of additional rent collected and retained by Buyer for the tenant's Applicable Fiscal Year exceeds the amount of additional rent to which Buyer is entitled with respect to the tenant, Buyer shall pay such excess to Seller. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer exceeds the additional rent actually owed by the tenant for its Applicable Fiscal Year, Buyer shall remit to, or give the tenant credit for, such excess and Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences. If the sum of the interim payments on account of additional rent collected by Seller and the interim payments on account of additional rent collected by Buyer is less than the additional rent actually owed by the tenant for its Applicable Fiscal Year, Buyer shall attempt to collect such difference from the tenant and, upon such collection by Buyer, Seller and Buyer shall make any necessary adjustment between them in accordance with the immediately preceding sentences.

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(b)     Real and personal property taxes and installments of special assessments imposed by governmental authorities (collectively, “Taxes”) and any assessments by private covenant constituting a lien or charge on the Premises due and payable in the calendar year of Closing. All prorations shall be based upon a fraction determined by dividing the actual number of days elapsed up to the Closing by 365. Seller shall pay all Taxes due and payable in the calendar years prior to the calendar year of Closing, and Buyer shall pay all Taxes (including assuming all levied and pending special assessments) due and payable in the calendar years following the calendar year of Closing. In the event that as of the Closing Date the actual tax bills are not available and the amount of Taxes to be prorated as aforesaid cannot be ascertained with certainty, then rates and assessed valuation of the previous year, shall be used, and when the actual amount of Taxes for the year in question shall be determinable, then such Taxes shall be re-prorated following Closing between the parties to reflect the actual amount of such Taxes; provided, however, that no adjustment shall be made for any increase in real estate taxes occurring by virtue of supplemental taxes imposed on account of the sale of the Premises. If at any time, whether before or after Closing, the Premises are reassessed and such reassessment results in a refund of taxes or special assessments paid for any period prior to Closing, such refund shall be the sole property of Seller, and to the extent that Buyer shall receive the same, either directly or indirectly, Buyer shall transmit such refund to Seller. The provisions of this paragraph shall survive the Closing.

(c)     Current monthly income and expenses under the Service Contracts assigned or transferred to Buyer.

(d)     Utility charges payable by the owner of the Premises, including water and sewer charges, except that where practicable, Seller shall undertake to cause utility readings to be taken on the day prior to the Closing, and Seller shall pay the charges for utility services based on such reading, Buyer paying charges for all such utility services thereafter.

(e)     In addition to the foregoing specific apportionments, Seller shall receive all other income accrued to Closing and shall pay all other expenses accrued or incurred in the operation of the Premises prior to Closing and Buyer shall receive all other income accruing on and after Closing and shall pay all other expenses incurred or accrued in the operation of the Premises on and after Closing. Any item of income or expense which should be apportioned and which is not or cannot be apportioned at Closing shall be duly apportioned as soon as determined.

8.2     The following credits shall be given:

(a)     Buyer shall receive a credit in an amount equal to the sum of any expenses to be paid post-Closing by Buyer to the extent such expenses pertain to time periods prior to the date of Closing.

(b)     Seller shall receive a credit for any prepaid expenses paid by Seller to the extent such expenses pertain to time periods commencing after the date of Closing.

(c)     Buyer shall receive a credit for the aggregate amount of all security deposits (if any) held by Seller under the tenant Leases at the date of Closing.

(d)     Buyer shall receive a credit of $50,000 to offset the costs of certain parking lot repairs.

8.3     Seller shall pay the cost of title examination. Buyer shall pay the cost of title insurance premiums for Buyer’s owner’s title policy and the cost (if any) to update the Survey. Seller shall pay the transfer tax, documentary stamp taxes and excise tax incurred on the transfer of the Premises. Seller shall pay the cost to record the satisfaction or release of any mortgage or lien required to be satisfied by Seller. Buyer and Seller shall each pay 50% of the charges, if any, of Escrowee for escrow services or closing or settlement services. The parties shall pay any costs as expressly provided elsewhere in this Contract and shall adjust all other closing charges in accordance with the custom in the county in which the Premises are located.

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8.4     Seller, at its sole cost and expense, at the Closing, shall terminate its management agreement with respect of the Premises and shall discharge the employees of the Premises or transfer them to other operations and pay all compensation due the employees through the date of Closing.

9.	Brokerage.

Buyer represents that the only broker who has been involved with the negotiation of this Contract and the purchase of the Premises pursuant thereto is Colliers International (represented by Mark Kolsrud and Colin Ryan), having an address at 4350 Baker Road, Suite 400, Minnetonka, Minnesota 55343 (the "Broker") and there are no other persons entitled to a commission in connection with this transaction by reason of Buyer's acts. Seller agrees to pay the commissions due to the Broker in accordance with a separate agreement and to indemnify Buyer against any claims of and liabilities to the Broker or any other person for brokerage commissions, finders' fees or other remuneration arising from this Contract or the transactions contemplated by this Contract by reason of Seller’s acts. Buyer agrees to indemnify Seller against any claims of and liabilities to any person (other than the Broker) for brokerage commissions, finder's fees or other remuneration arising from this Contract or the transaction contemplated by this Contract by reason of Buyer’s acts.

10.	Escrow Provisions.

10.1     Seller and Buyer hereby appoint Escrowee to serve as such pursuant to the terms of this Contract. The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience and as such shall not be deemed to be the agent of either of the parties.

10.2     Buyer shall pay the sum or sums, as applicable, to be paid under 1.1(b) by wire transfer to Escrowee. As soon as practicable after collection, Escrowee shall hold the proceeds thereof in escrow, in an escrow account and shall invest the proceeds in an interest bearing account of a Federally insured banking institution. Escrowee shall apply the Deposit as provided in the separate escrow instructions referred to in 7.2(a) or, in any other case, as expressly provided in this Contract. The tax identification numbers of the parties are set forth opposite their signatures to this Contract.

10.3     The duties of Escrowee shall be determined solely by the express provisions of this Contract and the separate escrow instructions referred to in 7.2. If there is any dispute or doubt as to which party is entitled to the Deposit, Escrowee may hold the Deposit until receipt of a written authorization signed by the parties or a final judgment of a court of competent jurisdiction directing the disposition of the Deposit. In the absence of such authorization, the parties authorize Escrowee, without creating any obligation on the part of Escrowee, if this Contract or the Deposit becomes involved in litigation, to deliver the Deposit to the clerk of the court in which the litigation is pending or, if it is threatened with litigation, to interplead all interested parties in the court of general jurisdiction in the county in which the Premises are located and to deliver the Deposit to the clerk of that court; and upon such delivery, Escrowee shall be fully relieved and discharged of any further responsibilities under this Contract.

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10.4     The Deposit shall be paid by Escrowee to Seller at Closing and credited against the Purchase Price. If the Closing does not occur due to the exercise of a Termination Option, the Deposit shall be paid to Buyer unless the conditions of the specific Termination Option shall provide otherwise.

11.	Assignments

11.1     Buyer's interest under this Contract may not be assigned without Seller’s prior written consent; except, without Seller’s consent, Buyer’s interest under this Contract may be assigned to a wholly owned subsidiary of Buyer or affiliate under common control or ownership with Buyer, a joint venture between Buyer and Alex Brown Realty, Inc., or a purchasing entity in which one or more partners of the Buyer, or related entities, such as trusts, have an ownership interest of not less than 51% of the purchasing entity. Buyer shall not be released from its obligations under this Contract upon any assignment and Buyer's obligations shall remain in full force and effect.

12.	Notices

All notices, requests, consents and other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered by Federal Express or other air courier or by telefacsimile, as follows:

To Escrowee at:	First American Title Insurance Company
1900 McGladrey Plaza
801 Nicollet Mall
Minneapolis, MN 55402
Phone No.: (612) 305-2000
Telefax No.: (612) 305-2001
Attn: Kristi Broderick
Email: kbroderick@firstam.com

To Buyer at:	The address first above given
	Attn.:	Jeff Josephs
	Phone No.:	(612) 877-8024
	Telefax No.:	(612) 677-3730

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Final July 20, 2015

With a copy to:	Lindquist & Vennum LLP 4200 IDS Center, 80 S 8th Street Minneapolis, MN 55402
	Attn:	Anne M. Olson, Esq.
Phone No.: (612) 371-3976
	Telefax No.:	(612) 371-3207

To Seller at:	The address first above given
	Attn.:	Martin J. Cawley
	Phone No.:	(212) 408-2992
Attn: Cindy Miata
	Phone No.:	(212) 408-2916
	Telefax No.:	(212) 603-4965

With a copy to:	Ingram Yuzek Gainen Carroll & Bertolotti, LLP 250 Park Avenue, 6th Floor New York, New York 10177
	Attn.:	Shane O’Neill, Esq.
	Phone No.:	(212) 907-9605
Attn: Deborah N. Korman, Esq.
Phone No.: (212) 907-9656
	Telefax No.:	(212) 907-9681

Any party hereto may, from time to time, designate any other address to which such notice, request, consent or other communication addressed to it shall be sent. All such communications shall be effective on delivery. Counsel for any party may give notices to the other party with the same effect as if given by the party.

13.	Expenses

Whether or not the transactions contemplated under this Contract are consummated, each party hereto shall pay its own expenses incident to the preparation and performance of this Contract, including, without limitation, attorneys' fees.

14.	Survival of Agreements

Except as expressly herein provided to the contrary, the covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Contract and the consummation of the transactions contemplated herein; provided that Buyer must give notice of any breach of any such surviving covenants, agreements, representations and warranties on or before the 180th day after the Closing as a condition to the enforcement of any rights with respect to any such covenants, agreements, representations and warranties; except for fraud in the inducement, Seller's liability for all breaches of those covenants, agreements, representations and warranties shall be limited to $200,000 in the aggregate; and Buyer shall have no right of rescission for any such breach.

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15.	Entire Agreement

This Contract (including all schedules annexed hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Contract may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

16.	Waivers; Extensions

No waiver of any breach of any agreement or provisions herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provisions herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

17.	No Recording

The parties each agree that neither this Contract nor any memorandum or notice thereof shall be recorded.

18.	Counterparts; Captions

This Contract may be executed in counterparts, each of which shall be deemed an original. The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

19.	Pronouns; Joint and Several Liability

All pronouns and nouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If Buyer consists of two or more parties, the liability of such parties shall be joint and several.

20.	Claims

Whenever any party shall learn through the filing of a claim or the commencement of a proceeding by a third party or otherwise of the existence of any liability for which another party is or may be responsible under this Contract, such party shall notify the other party promptly and furnish such copies of documents (and make originals thereof available) and such other information as such party may have which may be used or useful in the defense of such claims and shall afford said other party full opportunity to defend same in the name of any party and shall generally cooperate with the other party in the defense of any such claims.

21.	Limitation of Liability

21.1     If Seller shall default in any material respect prior to Closing, then Buyer may, at its sole option, either: (i) exercise a Termination Option and receive a refund of the Deposit; or (ii) have the right to enforce this Contract by obtaining specific performance of its terms and provisions. Buyer must exercise its option to sue for specific performance within ninety (90) days after Seller’s default or Buyer shall be deemed to have elected to exercise a Termination Option. Buyer shall not be entitled to any other remedy for damages or otherwise which it may have at law or in equity as a consequence of such default.

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21.2     BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF DEFAULT BY BUYER TO PURCHASE THE PREMISES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE DEPOSIT (AS DEFINED IN 0) IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS CONTRACT FAILS TO CLOSE BY REASON OF BUYER'S DEFAULT. IF BUYER SHALL DEFAULT IN ANY MATERIAL RESPECT AND SELLER SHALL NOT HAVE DEFAULTED IN ANY MATERIAL RESPECT, SELLER MAY EXERCISE A TERMINATION OPTION AND ESCROWEE SHALL PAY OVER THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES AND NOT A PENALTY, AND THE RETENTION OF THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER (EXCEPT FOR ANY DEFAULTS UNDER 2.2).

22.	Governing Law

The terms of this Contract shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

23.	Miscellaneous

If the day for performance of any action described in this Contract shall fall on a Saturday, Sunday or a day on which the banks are closed in New York or in the State in which the Premises are located, the time for such action shall be extended to the first business day after such Saturday, Sunday or day on which the banks are closed.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Seller and Buyer have duly executed this Contract as of the date first above written.

SELLER:		LINO LAKES REALTY, LLC,
a Delaware limited liability company
	By:	SBP Manager, Inc.,
a Delaware corporation, its Manager

By: ___________________________
Name: Martin J. Cawley
Title: Vice President

Tax I.D. No.: 56-2532554

BUYER:		BIYNAH INDUSTRIAL PARTNERS, LLC,
a Minnesota limited liability company,

By: ________________________
Name: Jeff Josephs
Title: Managing Principal

Tax I.D. No.: _________________

The undersigned accepts appointment as Escrowee, acknowledges receipt of ONE HUNDRED THOUSAND DOLLARS ($100,000) by wire, and agrees to hold it in accordance with and subject to the terms of the foregoing Contract.

ESCROWEE:	FIRST AMERICAN TITLE INSURANCE COMPANY

By:___________________________________
Name: ____________________________
Title: ___________________________

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SCHEDULE 1

Legal Description of the Land

All that certain real property located in the County of Anoka, State of Minnesota, described as follows:

Lot 2, Block 1, Marshan Lake Industrial Park as shown on plat of record as Document No. 1903842, Anoka County, Minnesota.

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Final July 20, 2015

SCHEDULE 2.1(a)

Specific Due Diligence Documents

1.

American Industrial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease- -Net by and between Panattoni Development Company, LLC or Assignee, as lessor, and Distribution Alternatives, Inc., a Minnesota corporation, as lessee, dated August 22, 2003; First Amendment dated October

30, 2003.

Assignment of Lessor's Interest in Lease dated October 5, 2005.

2.	A copy of operating statements pertaining to the Premises for 2015 year to date and the three full calendar years preceding.

3.	A copy of Seller’s income and expense budget for the current year.

4.	Delinquency report listing all tenants with payment delinquencies –NONE.

5.	Copies of prior year expense reconciliation calculations and invoices for each tenant for the past two (2) calendar years. None – the Tenant reimburses taxes as they are paid.

6.	Copies of property tax bills for the most recent three (3) years.

7.	Copies of all utility expense bills for the most recent 12 months. None. Utilities are paid by the tenant. Neither Seller nor its managing agents see the bills.

8.	A copy of the most recent environmental reports or site assessments related to the Premises prepared for the benefit of Seller.

9.

A “loss history” reflecting any and all insurance claims made concerning the Premises over the last three (3) years. There have been two events. In 2011 a wind storm lifted a portion of the roof.  Seller filed an insurance claim and fixed the roof at a total cost of about $56,000. Seller has numerous documents related to this including the AIA Contract for repair. Buyer should inform Seller if it would like the entire file and correspondence or just the AIA Contract. The second incident is related to a steel support beam that was hit by an employee of the Tenant with a fork lift in 2011. The tenant paid for the repair and all damages. Seller hired a structural engineer to confirm the repair. Buyer should inform Seller if it would like the entire file relating to this incident.

10.	A list of tangible personal property used in connection with the Premises. NONE

11.

The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect, as well as all tenant financial statements. Distribution Alternatives, Inc. is the only tenant. The only other agreement is an Access Agreement with Comcast for cable connection. The most recent financial information Seller has is from 2013.

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Final July 20, 2015

12.

Written correspondence files related to the Leases. This is available for review at the following office: Sentinel Property Management Corp., 43 Main Street S.E., Suite 232, Minneapolis, MN 55414, Attn: Mary Waldrop, Phone 612-379-2438, waldrop@sentinelcorp.com.

13.

Maintenance work orders for the 12 months preceding the Effective Date and warranties, if any, on roofs, air conditioning units, fixtures and equipment. No work orders; all equipment is maintained by Tenant.

14.

Plans and specifications for the Improvements. Seller has a set of original drawings from the original developer, Panattoni. Buyer should inform Seller if Seller should have them sent out for duplication. There are also specifications attached to the tenant Lease.

15.	Licenses, permits and certificates of occupancy relating to the Premises. Seller only has a certificate of occupancy.

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Final July 20, 2015

SCHEDULE 2.5

Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
(Commercial Real Estate)

THIS AGREEMENT, made effective as of the ____ day of ____________, 2015, by and between _____________________________________ (“Tenant”), and ____________________, a ___________________ (“Lender”), and/or its participants, successors or assigns.

W I T N E S S E T H:

A.     WHEREAS, by Lease dated _____________________________ (hereinafter referred to as the “Lease”), ____________________________ (together with its successors and assigns, which as of the date of Loan Agreement will include the undersigned as landlord) (“Landlord”) leased and rented to Tenant a portion of the real property commonly known as _____________________________, a legal description of which is attached as Exhibit A (the “Property”); and

B.     WHEREAS, Landlord has obtained or will obtain a loan from Lender secured by, among other things, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement encumbering, among other things, the Property (the “Mortgage”), and as a condition to making such loan, it was agreed between Landlord and Lender that Landlord would obtain from Tenant certain written agreements; and

C.     WHEREAS, Tenant and Lender desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of the following agreement.

NOW THEREFORE, for and in consideration of the premises and of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Lender agree as follows:

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Final July 20, 2015

1.     The Lease and the rights of Tenant thereunder are and shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum, interest thereon and other amounts from time to time secured thereby, and to any renewal, substitution, extension, modification or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto. In the event that Lender or any other person (the Lender, any other such person and their successors and assigns being referred to herein as the “Purchaser”) acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure, Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the other terms, provisions and conditions of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser.

2.     So long as the Lease is in full force and effect and Tenant shall not be in default under any provision of the Lease or this Agreement, and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause, without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:

(a)     the right of possession of Tenant to the Property shall not be terminated or disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage; and

(b)     the Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and Lender hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

3.     In no event shall Lender or any other Purchaser be:

(a)     liable for any act or omission of any prior landlord;

(b)     liable for the return of any security deposit which has not been delivered to the Purchaser;

(c)     subject to any offsets or defenses which the Tenant might have against any prior landlord;

(d)     bound by any payment of base rent or additional rent which the Tenant might have paid to any prior landlord for more than the current month;

(e)     bound by any provisions of the Lease regarding commencement or completion of construction of the Property; or

(f)     bound by any warranties of construction provided by Landlord under the Lease.

4.     Tenant agrees to give prompt written notice to Lender of any default by the Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of Lease, no notice of cancellation thereof shall be effective unless Lender has received the notice aforesaid and has failed within 30 days of the date of receipt thereof to cure, or if the default cannot be cured within 30 days, has failed to commence and to pursue diligently the cure of the Landlord’s default which gave rise to such right of cancellation or abatement. Tenant further agrees to give such notices to any successor-in-interest of Lender, provided that such successor-in-interest shall have given written notice to Tenant of its acquisition of Lender’s interest in the Mortgage and designated the address to which such notices are to be sent.

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Final July 20, 2015

5.     Tenant acknowledges that, under the terms of the Mortgage, Landlord has assigned to Lender the rentals under the Lease as additional security for said loan, and Tenant hereby expressly consents to and recognizes such assignment, and agrees to pay the rent to Lender or its nominee whenever Lender claims or requests the rent under the terms of the Mortgage. If Purchaser, by succeeding to the interest of Landlord under the Lease, should be become obligated to perform the covenants of Landlord under the Lease, then upon any further transfer of Landlord’s interest by Lender, all of such obligations shall terminate as to Lender. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement the Lease shall be deemed to have been automatically amended to provide that Purchaser’s obligations and liability under the Lease shall never extend beyond Purchaser’s (or is successors’ or assigns’) interest, if any, in the Property from time to time. Tenant shall look exclusively to Purchaser for payment or discharge of any obligations of Purchaser under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Purchaser with respect to the Lease or the relationship between Purchaser and Tenant, then Tenant shall look solely to Purchaser’s interest in the Property to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of the Purchaser.

6.     Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

(a)     make a prepayment in excess of one month of rent thereunder;

(b)     subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage; or

(c)     make or enter into any amendment or modification to or termination of the Lease.

7.     Tenant agrees to certify in writing to Lender, upon request, whether or not any default on the part of the Landlord exists under the Lease and the nature of any such default.

8.     Tenant agrees to deliver to Lender, or any other Purchaser, within thirty (30) days after request therefor, a copy of Tenant’s most recent annual financial statement.

9.     In the event there is any conflict between the terms of the Mortgage and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the terms of the Mortgage shall control.

Lino Lakes Sale Contract

Final July 20, 2015

10.     Lender shall not be liable with respect to any representations, warranties or indemnities from Landlord, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, Landlord’s title, Landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

11.     The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effect said provisions.

12.     The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, successors-in-interest and assigns, and, without limiting such, the agreements of Lender shall specifically be binding upon any Purchaser of the Property at foreclosure or otherwise.

13.     This agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

14.     This agreement may be signed in counterparts.

15.     If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

16.     All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Landlord:
Tenant:

Lino Lakes Sale Contract

Final July 20, 2015

Lender:
With a copy to:

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

IN WITNESS WHEREOF, Tenant and Lender have caused this instrument to be executed as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Final July 20, 2015

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

TENANT:

By:

Name:

Its:

STATE OF                                             )

)

COUNTY OF                                         )

The foregoing instrument was acknowledged before me the _____ day of ___________, 2015, by ____________________________, the ____________________ of ____________________, a ________________________, for and on behalf of the __________________________.

Notary Public

Lino Lakes Sale Contract

Final July 20, 2015

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

LENDER:

By:

Name:

Its:

STATE OF MINNESOTA                   )

)

COUNTY OF                                         )

The foregoing instrument was acknowledged before me the _____ day of __________, 2015, by _________________________________, the ___________________________ of _______________________, a __________________, for and on behalf of the ______________________.

Notary Public

Lino Lakes Sale Contract

Final July 20, 2015

[SIGNATURE PAGE TO SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT]

AGREED:

LANDLORD:

By:

Name:

Its:

STATE OF                                             )

)

COUNTY OF                                         )

The foregoing instrument was acknowledged before me the _____ day of ___________, 2015, by ____________________________, the ____________________ of ____________________, a ________________________, for and on behalf of the __________________________.

Notary Public

Lino Lakes Sale Contract

Final July 20, 2015

EXHIBIT A

(Legal Description)

Lino Lakes Sale Contract

Final July 20, 2015

SCHEDULE 2.6

Form of Estoppel Certificate

By Lease dated _____________________________ (hereinafter referred to as the “Lease”), ____________________________ leased and rented to _______________________________ ("Tenant") the real property commonly known as _____________________________, a legal description of which is attached as Exhibit A (the “Property”).

In respect to the Lease, Tenant hereby agrees and certifies to Biynah Industrial Partners, LLC, a Minnesota limited liability company, its successors and assigns, the proposed purchaser of the Property ("Purchaser" or "Landlord")), and to ________________________________, Purchaser's lender, and/or its participants, successors and assigns ("Lender"), the following:

1.     Tenant states that as of this date, the Lease is in full force and effect, without modification, a copy of said Lease being attached hereto. Tenant further states as follows:

(a)     Tenant is the tenant under the Lease for the Property. The monthly base rent presently is $____________ per month.

(b)     The Lease term commenced or commences on _______________________. The termination date of the Lease term, excluding renewals and extensions, is ________________. Tenant * [does not have the right to extend or renew the Lease.] * [has the right to extend or renew the Lease for _________________ (______) ______________________ (________) year period(s).]

(c)     The Lease has not been assigned, modified, supplemented or amended in any way by Tenant, except as described on the attached sheet (if any). The Lease constitutes the entire agreement between the parties and there are no other agreements concerning the Property, and Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with renting the Property other than as set forth in the Lease.

(d)     The Lease is valid and in full force and effect, and, to the best of Tenant’s knowledge, no party thereto, their successors or assigns is presently in default thereunder. Tenant has no defense, set-off or counterclaim against Landlord arising out of the Lease or in any way relating thereto, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

(e)     No rent or other sum payable under the Lease has been paid more than one month in advance.

(f)     The amount of the security deposit, if any, to secure Tenant’s performance under the Lease is $_______________.

Executed as of this ______ day of _______, 2015.

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Final July 20, 2015

TENANT:

_____________________________

By: __________________________

Name: ________________________

Title: _________________________

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Final July 20, 2015

SCHEDULE 3.1(c)

Pending Litigation

None

Lino Lakes Sale Contract

Final July 20, 2015

SCHEDULE 3.1(d)

Rent Roll

See attached (2 pages).

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Final July 20, 2015

SCHEDULE 3.1(e)

Operating Statement

Annexed is the Operating Statement for 2015 (first six months), 2014 (full year) and 2013 (full year) (1 page).

Lino Lakes Sale Contract

Final July 20, 2015

SCHEDULE 3.1(g)

Service Contracts

None.

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Final July 20, 2015

SCHEDULE 7.3(a)

LIMITED WARRANTY DEED

State Deed Tax Due Hereon: $__________

Date: ____________, 2015

FOR VALUABLE CONSIDERATION, Lino Lakes Realty, LLC, a Delaware limited liability company (“Grantor”), hereby conveys and quitclaims to __________________, a ___________, that certain real property located in Anoka County, Minnesota which is described on the Exhibit A attached to this Deed (the “Property”), together with all hereditaments and appurtenances belonging thereto. Grantor warrants that:

(1)	this Deed conveys after-acquired title; and

(2)	Grantor has not done or suffered anything to encumber the Property, except for the encumbrances described on the Exhibit B attached to this Deed.

Grantor certifies that it does not know of any wells on the Property.

GRANTOR:	Lino Lakes Realty, LLC,
a Delaware limited liability company
	By:	SBP Manager, Inc.
a Delaware corporation

By: ___________________________
Name: Martin J. Cawley
Title: Vice President

STATE OF NEW YORK                                     )

) ss:

COUNTY OF NEW YORK                                  )

On this ____ day of ________________, in the year 2015 before me, the undersigned, a Notary Public in and said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires: _________________________

Lino Lakes Sale Contract

Final July 20, 2015

THIS INSTRUMENT WAS DRAFTED BY:	Tax Statements for the Property
should be sent to grantee at:

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Final July 20, 2015

SCHEDULE A TO LIMITED WARRANTY DEED

LEGAL DESCRIPTION OF THE PROPERTY

All that certain real property located in the County of Anoka, State of Minnesota, described as follows:

Lot 2, Block 1, Marshan Lake Industrial Park as shown on plat of record as Document No. 1903842, Anoka County, Minnesota.

Lino Lakes Sale Contract

Final July 20, 2015

SCHEDULE B TO LIMITED WARRANTY DEED

SCHEDULE OF PERMITTED EXCEPTIONS

Lino Lakes Sale Contract

Final July 20, 2015

SCHEDULE 7.3(b)

Assignment and Assumption of Lease and Other Property Rights

ASSIGNMENT AND ASSUMPTION (“Agreement”) dated as of this ___ day of _________, 2015 between LINO LAKES REALTY, LLC, a Delaware limited liability company, having an office c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 ("Assignor") and ___________________________, a _____________ ________________, having an address _________________________ ("Assignee").

W I T N E S S E T H:

WHEREAS:

A.     Assignor and Assignee entered into a certain contract dated June ___, 2015 (the "Contract") pursuant to which Assignor agreed to sell and Assignee agreed to purchase certain real property located at 435 Park Court, Lino Lakes (Anoka County), Minnesota 55014 (said real property and improvements thereon being herein collectively referred to as the "Premises"), more particularly described in the Contract.

B.     The Contract provides for the transfer and assignment and assumption of certain interests and rights in addition to the Premises more particularly described therein; and

C.     The Contract provides for the execution of an assignment and assumption covering said rights and interests.

NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the following:

1.     The lease (the "Lease") and any tenant security deposits and prepaid rents (the “Security Deposits”), all of which are more particularly described in Exhibit "A" attached hereto and made a part hereof;

2.     The service contracts and other agreements relating to the Premises and described in Exhibit "B" attached hereto and made a part hereof (the "Service Contracts");

3.     To the extent assignable, the warranties of the manufacturers and suppliers of the fixtures and equipment installed at the Premises (the "Warranties").

4.     To the extent assignable, governmental permits, licenses and certificates relating to the Premises, and to the extent provided in the Contract, all marketing, advertising, promotional material and photographs for the Premises.

Lino Lakes Sale Contract

Final July 20, 2015

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, losses, costs, damages and obligations arising on or before the date hereof under the Leases, the Security Deposits and the Service Contracts which have been assigned hereby.

Assignee hereby assumes the obligations of Assignor arising after the date hereof under the Leases, the Security Deposits, and the Service Contracts and agrees to indemnify and hold Assignor harmless from and against any and all claims, losses, costs, damages and obligations arising after the date hereof under the Leases, the Security Deposits and the Service Contracts which have been assigned hereby.

This Agreement may be executed in counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective only after each of the parties hereto shall have executed and delivered it to the other.

IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

ASSIGNOR:	LINO LAKES REALTY, LLC,
a Delaware limited liability company
	By:	SBP Manager, Inc.
a Delaware corporation

By: ___________________________
Name: Martin J. Cawley
Title: Vice President

ASSIGNEE:	________________________________________________________, a _____________________________ _________________________
	By:	_______________________, a _____________ _____________ its _____________________________
By:___________________________________
Name: ___________________________
Title: ___________________________

Lino Lakes Sale Contract

Final July 20, 2015

Exhibit “A” to the Assignment and Assumption Agreement

Lease

(i)

American Industrial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease- -Net by and between Panattoni Development Company, LLC or Assignee, as lessor, and Distribution Alternatives, Inc., a Minnesota corporation, as lessee, dated August 22, 2003

(ii)	First Amendment dated October 30, 2003
(iii)	Assignment of Lessor's Interest in Lease dated October 5, 2005

Security Deposit: $25,000

Prepaid Rents: _________

Lino Lakes Sale Contract

Final July 20, 2015

Exhibit “B” to the Assignment and Assumption Agreement

Service Contracts